Exhibit 23.3

Consent of Independent Registered Public Accounting Firm

The Board of Directors and Stockholders

Pure Cycle Corporation

We consent to the use of our report dated October 29, 2004, with respect to the statements of operations, stockholders’ equity and comprehensive loss, and cash flows of Pure Cycle Corporation for the year ended August 31, 2004, incorporated herein by reference and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ KPMG LLP

KPMG LLP

Denver, Colorado

April 23, 2007